Exhibit (e)(15)

Schedule A

Amended as of May 6, 2022 to add Artisan International Explorer Fund

Fund	Share Classes	Original Effective Date	Initial Term End Date
Artisan Developing World Fund	Investor Shares Institutional Shares Advisor Shares	May 12, 2015	May 12, 2017
Artisan Emerging Markets Debt Opportunities Fund	Investor Shares Institutional Shares Advisor Shares	February 17, 2022	February 17, 2024
Artisan Floating Rate Fund	Investor Shares Institutional Shares Advisor Shares	November 10, 2021	November 10, 2023
Artisan Focus Fund	Investor Shares Institutional Shares Advisor Shares	February 16, 2017 February 15, 2018 February 15, 2018	February 16, 2019 February 15, 2020 February 15, 2020
Artisan Global Discovery Fund	Investor Shares Institutional Shares Advisor Shares	August 18, 2017 August 18, 2017 November 13, 2019	August 18, 2019 August 18, 2019 November 13, 2021
Artisan Global Equity Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014 August 11, 2015 May 28, 2020	June 30, 2015 August 11, 2017 May 28, 2022
Artisan Global Opportunities Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Global Unconstrained Fund	Investor Shares Institutional Shares Advisor Shares	February 17, 2022	February 17, 2024
Artisan Global Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan High Income Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014 May 10, 2016 March 12, 2014	June 30, 2015 May 10, 2018 June 30, 2015
Artisan International Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan International Explorer Fund	Investor Shares Institutional Shares Advisor Shares	May 6, 2022	May 6, 2024
Artisan International Small- Mid Fund	Investor Shares Advisor Shares Institutional Shares	March 12, 2014 December 4, 2018 February 9, 2016	June 30, 2015 December 4, 2020 February 9, 2018
Artisan International Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Mid Cap Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Mid Cap Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015

[Schedule A to Second Amended & Restated Distribution Agreement]

Exhibit (e)(15)

Artisan Select Equity Fund	Investor Shares Institutional Shares Advisor Shares	February 12, 2020	February 12, 2022
Artisan Small Cap Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014 March 12, 2014 November 29, 2016	June 30, 2015 June 30, 2016 November 29, 2018
Artisan Sustainable Emerging Markets Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014 March 12, 2014 February 17, 2022	June 30, 2015 June 30, 2015 February 17, 2024
Artisan Value Fund	Investor Shares Institutional Shares Advisor Shares	March 12, 2014	June 30, 2015
Artisan Value Income Fund	Investor Shares Institutional Shares Advisor Shares	February 17, 2022	February 17, 2024

IN WITNESS WHEREOF, ARTISAN PARTNERS DISTRIBUTORS LLC and ARTISAN PARTNERS FUNDS, INC. have each caused this Schedule A to be signed on its behalf by its duly authorized representative, all as of the day and year first above written.

ARTISAN PARTNERS DISTRIBUTORS LLC

By: /s/ Gregory K. Ramirez

ARTISAN PARTNERS FUNDS, INC.

By: /s/ Laura E. Simpson

ACKNOWLEDGED:

ARTISAN PARTNERS LIMITED PARTNERSHIP

By: /s/ Gregory K. Ramirez

[Schedule A to Second Amended & Restated Distribution Agreement]